EXHIBIT 23.1

PricewaterhouseCoopers LLP Chartered Accountants PricewaterhouseCoopers Place| 250 Howe Street, Suite 700 Vancouver, British Columbia Canada V6C 3S7 Telephone +1 604 806 7000 Facsimile +1 604 806 7806

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to (i) the inclusion Teck Resources Limited’s Annual Report on Form 40-F for the year ended December 31, 2009, (ii) the incorporation by reference in registration statement on Form S-8 (File No. 333-140184); and (iii) the incorporation by reference in registration statement on Form F-9 (File No. 333-152735) of our report dated February 23, 2010 (except for Note 3(b)(ii) which is as of March 5, 2010), relating to the consolidated financial statements for each of the years in the three year period ended December 31, 2009, and the effectiveness of internal control over financial reporting of Teck Resources Limited as of December 31, 2009.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, BC
March 23, 2010

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate legal entity.